Exhibit 21.1

LIST OF SUBSIDIARIES OF INERGY HOLDINGS, L.P. AS OF NOVEMBER 30, 2009

Name	Jurisdiction
Inergy Partners, LLC	Delaware
Inergy GP, LLC	Delaware
IPCH Acquisition Corp.	Delaware
Inergy, L.P.	Delaware
Inergy Propane, LLC	Delaware
L & L Transportation, LLC	Delaware
Inergy Transportation, LLC	Delaware
Inergy Sales & Service, Inc.	Delaware
Inergy Canada Company	Nova Scotia
Stellar Propane Service, LLC	Delaware
Inergy Finance Corp.	Delaware
Inergy Midstream, LLC	Delaware
Inergy Storage, Inc.	Delaware
Finger Lakes LPG Storage, LLC	Delaware
Central New York Oil And Gas Company, L.L.C.	New York
Inergy Gas Marketing, LLC	Delaware
Steuben Gas Storage Company	New York
Arlington Storage Company, LLC	Delaware
Adrian Associates Limited Partnership	Delaware
Arlington Associates Limited Partnership	Massachusetts
US Salt, LLC	Delaware
Escondido Gas Storage, LLC	Texas

Certain subsidiaries of Inergy Holdings, L.P. do business under the following names:

Arrow Gas
Atlas Gas
Bastrop Propane
Bay Cities Gas
Bayless Gas
Best Butane Co.
Blue Flame Gas
Blu-Gas
Bradley Propane
Burnet Propane
Burnwell Propane
Centex Butane Co.
Choctaw Propane
Coleman Propane
Coleman’s Gas
Country Gas
Deck’s Propane
DeCock Bottled Gas
Deerfield Valley Energy
DiFeo Oil & Propane

Direct Propane
Dobbins Propane
Dorsey Propane Gas Company
Dowdle Gas
East Side Hoosier Propane
F.G. White
F&S Propane
Farm & Home
Farmer LP Gas Co.
Frankston Reliance Gas Co.
Gas Tec
Gaylord Gas
Gilbet Gas Co.
Gilmer Butane Gas & Electric
Graeber Brothers
Great Lakes Propane
H & S Gas
H. John Davis
Hall Propane Co.
Hancock Gas Company
Hancock Gas Service
Hancock Propane Company
Harper/Shelby L.P. Gas
Highland Propane Company
Hoosier Propane
Independent Gas Co.
Independent Propane Co.
Inergy Services
Ira Wyman Fuels
Kissimmee/St. Cloud Gas
Knowles LP Gas
Lagasco Propane
Little’s Gas Service
Live Oak Gas Co.
Maingas
Maingas Service & Appliance
Marshall Propane
McBride Oil & Propane
McCracken Propane
Merle Oil
Mid-Hudson Valley Propane
Midtex LP Gas
Modern Gas
Moulton Gas Service
Mt. Vernon Bottled Gas
Nelson Propane

Newton’s Gas

Northwest Energy

Northwest Propane

Ohio Gas

Ottawa Gas

Pearl Gas

Pennys Propane Co.

Petersen Propane Company

Petoskey Propane

Plum Creek Propane

Premier Propane

Progas

ProGas Propane

Pro-Gas Sales and Service Company

Propane Gas Service Co.

Propane Sales

Pulver Gas

Pyrofax Energy

Pyrofax Propane

Quality Southeast Propane

Quality Propane

Reliance Gas Co.

Rice Oil and Propane

Riverside Gas & Oil

Robbins Propane

Rural Natural Gas

Saam Propane

Sarpol Gas

Schrader Fire Equipment

Shade Propane

Shelby LP Gas

Silgas

Southeast Propane

Spe-D-Gas Company

Steffen Oil

Steinheiser Propane

Sullivan County Gas Service

Sullivan County Propane

Tarkington Propane Inc.

Taylor Propane Gas Co.

Tri-State Fire Extinguisher

Tru-Gas

United Propane

Valley Propane Company

Willis Propane